UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   December 8, 2009

Blue Gem Enterprise
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153441	20-8043372
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4770 Biscayne Blvd, Suite 1460
Miami, Florida 33137
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

  (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 8, we announced the signing of a letter of intent with Title Beverage Distribution, Inc. to enter into a merger agreement.  Pursuant to the terms and conditions of the acquisition, Title Beverage Distribution will merge into Blue Gem Enterprise which will be the surviving company following the merger.

Title Beverage Distribution, Inc. is the exclusive distributor of Title Sports Drink.  Title Sports Drink is a revolutionary new sports drink which has more electrolytes than leading sports drinks, and is all natural, giving it a very unique selling proposition. Title Sports Drink is a highly advertised new drink owned by The Electric Beverage Company. Inc, and its commercials feature Ronnie Brown and Vontae Davis, two of South Florida's most high profile athletes. Terrell Owens also is an official endorser of Title, as is Heavyweight Champion Boxer Cedric Boswell. Title is sponsoring some of south Florida's most exciting concerts this year, including Clear Channel's Jingle Ball on December 12th, which will feature performances by Shakira, Adam Lambert, Jordin Sparks, and Flo Rida. Title Beverage Distribution operates out of Medley, Fl and Jacksonville, Fl and is currently selling Title and distributing it in the Southern Florida area servicing more than 1500 independent stores in South Florida.

Item 7.01 Regulation FD Disclosure.

On December 8, 2009, we issued a press release entitled, "Blue Gem Enterprise Acquires Title Beverage Distribution, Inc." The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information disclosed in Item 7.01 of, and Exhibit 99.1 attached hereto, this Current Report on Form 8-K shall not be deemed "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired:
None
(b)	Pro Forma Financial Information
None
(c)	Shell company transactions. None
(d)	Exhibits.
	Exhibit #	Description
	10.1	Letter of Intent with Title Beverage Distribution, Inc.
	99.1	Press Release dated December 8, 2009 titled Blue Gem Enterprise Acquires Title Beverage Distribution, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Gem Enterprise

By:	/s/ Allan Sepe
Allan Sepe Blue Gem Enterprise President

 Dated: December 15, 2009